Exhibit 99.2


July 19, 2006

                     FULL-YEAR 2006 DETAILED GUIDANCE UPDATE


The company expects . . .
o Worldwide system-sales growth of +5% to +6%; International Division system-sales growth, local-currency basis, of +7% (from at least +5% local-currency basis); China Division system-sales growth of at least +22%, and U.S. system-sales growth of about +3% (from +3% to +4%). These growth rates are prior to the impact of lapping the fifty-third week in 2005. Including the fifty-third week, growth rates for 2006 would be reduced by 1% point in the worldwide, U.S. and International divisions.
o Worldwide revenue growth of about 2% (from +4% to +5%); China Division, +20%; International Division, at least 1%; and U.S., down 3% to 4% (from +1% to 2%). These growth rates are prior to the impact of lapping the fifty-third week in 2005. Including the fifty-third week, growth for 2006 would be reduced by 1% point in the worldwide, U.S. and International Division growth rates.

     Note: Updated refranchising activity for 2005 and 2006 negatively impacts all these growth rates except the China Division.

o U.S. blended same-store-sales growth at company restaurants of approximately +1% (from +2% to +3%).
o    At least 1,500 new system restaurants to be opened worldwide:
     -    750 new International Division restaurants
     -    400 new China Division restaurants
     -    350 new U.S. restaurants
o    International Division net-restaurant expansion to be at least +3%.
o    The U.S. restaurant base is expected to decrease slightly versus 2005.
o About 550 multibrand restaurant additions for the U.S. system, including conversions of existing restaurants, rebuilds, and new builds.
o Growth in franchise fees of about +8% (from at least 5%) resulting from worldwide restaurant expansion, same-store-sales growth, and refranchising.
o Worldwide restaurant margin improvement of about +1 percentage point (from slightly favorable) versus 2005, with improvement expected in each division.
o General and administrative costs will increase versus 2005 by approximately +1% with increased China spending to support unit expansion. Franchise and license expense will be even.
o Interest expense will be up at least $15 million (from $10 to $15 million) versus 2005.
o Closure and impairment charges of $45 to $50 million. Refranchising gains are expected to be $0 to $15 million.


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o    Slightly positive impact (from no net impact) from foreign currency conversion on operating profit for the full year. This assumes approximately $7 million (from $10 million) of benefit in the China Division offset by approximately $5 million (from $10 million) of negative impact for the International Division. The Chinese renminbi, British pound sterling, Australian dollar, Korean won, Japanese yen, Canadian dollar, Mexican peso and European euro are important currencies in the company's international business.
o Average shares outstanding to be about 280 million shares (from a range of 285 to 290 million) or down 6% from last year.
o    Effective tax rate of 26% to 28%.
o    Return on invested capital to remain at about 18%.
o Capital expenditures to be about $625 million (from $675 million). Pretax refranchising and surplus PP&E proceeds of about $300 million (from $200 million) are expected, resulting in net capital spending of about $325 million being invested in the business.
o Additional refranchising in the U.S. will reduce company ownership from the current level of 25% to 20% by the end of 2007.

The company will provide additional annual guidance for these preceding items only when there is a material change to the full-year expectations previously noted. Otherwise these expectations for full-year 2006 remain in effect.



This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.


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Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past three years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past two years, one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."

Analysts are invited to contact
     Tim Jerzyk, Vice President Investor Relations, at 888/298-6986 Quan Nghe, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact
     Amy Sherwood, Vice President Public Relations, at 502/874-8200